  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Twelve Months Ended
December 31, 2006

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2006

TABLE OF CONTENTS

Page

Earnings Press Release	2 – 11

Financial Highlights	12 – 13

Funds From Operations and Other Information	14

EBITDA Calculation and Interest Expense Coverage Ratio	15

Debt Schedule	16 – 17

Top Ten Tenants	18

Lease Expiration Analysis	19

Leasing Activity	20 – 22

Same Store Net Operating Income Analysis	23

Property Transactions	24 - 25

Unconsolidated Joint Ventures	26 – 29

Property List	30 – 40

This supplemental financial information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
John Waelti, Financial Relations Board	Darryl Cater, Media Relations Coordinator
(312) 640-6760	(630) 218-8000 x4896
jwaelti@frbir.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

REPORTS PERFORMANCE RESULTS FOR FOURTH QUARTER AND YEAR 2006

OAK BROOK, Ill. (February 20, 2007) – Inland Real Estate Corporation (NYSE: IRC) today announced financial results for the fourth quarter and year ended December 31, 2006.

Highlights

•

Funds from operations (FFO) of $21.6 million or $0.33 per share (basic and diluted) for the three months ended December 31, 2006, and $89.2 million or $1.33 per share (basic and diluted) for the year ended December 31, 2006

•

Net income of $8.4 million or $0.13 per share (basic and diluted), and $45.2 million or $0.67 per share (basic and diluted) for the three months and year ended December 31, 2006, respectively

•

Portfolio was 96.4% leased as of December 31 2006, 0.2% ahead of third quarter and 0.3% ahead of one year ago

•

A total of 302 new and renewal leases were executed for the rental of 1.3 million aggregate square feet during the year; new lease activity increased 18.9% over expiring rates

•

Substantially completed its first transaction involving 1031 Exchange Tenant in Common business with joint venture partner

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (REITs), for the three months ended December 31, 2006 was $21.6 million, a decrease of 2.3% compared to $22.1 million for the three months ended December 31, 2005.  On a per share basis, FFO was $0.33 (basic and diluted) for the three months ended December 31, 2006, equal to the three months ended December 31, 2005.  The decrease in FFO is due to increased interest expense on larger amounts of debt outstanding, including the convertible note offering from which approximately $50 million was used to repurchase common stock, higher general and administrative expenses incurred due to the attempted merger with Inland Retail Real Estate Trust, Inc. (IRRETI), mostly offset by increased earnings from properties acquired during the year.

The Company reported that net income was $8.4 million for the three-months ended December 31, 2006, a decrease of 29.4% compared to net income of $12.0 million for the three months ended December 31, 2005.  On a per share basis, net income was $0.13 per share (basic and diluted) for the three months ended December 31, 2006, a decrease of 27.8% compared to $0.18 per share (basic and diluted) for the three months ended December 31, 2005.  The decrease in net income is due to increased interest and general and administrative expenses as noted above, as well as additional non-cash depreciation and amortization expense on a larger portfolio of assets this year versus last year, including those held in our unconsolidated joint venture, partially offset by increased earnings from property acquisitions.  Also, net income for the three months ended December 31, 2005 included gains on sale of property of $0.6 million, or $0.01 per share compared to no sales for the three months ended December 31 2006.

FFO decreased $0.3 million, or 0.3%, to $89.2 million for the year ended December 31, 2006.  On a per share basis, FFO remained constant at $1.33 for both reporting periods.  The decrease in FFO is primarily due to a marked reduction in lease termination fee income in 2006 versus recording a large one-time lease termination fee of $6.1 million (offset by a write-off of straight-line rent of $0.9 million), or $0.08 per share in the first quarter 2005, almost completely offset by a 2.2% increase in same store property net operating income as well as earnings from new property acquisitions this year.

Net income decreased $2.1 million, or 4.4%, to $45.2 million for the year ended December 31, 2006, compared to net income of $47.3 million for the year ended December 31, 2005.  Earnings per share was $0.67 (basic and diluted) for the year ended December 31, 2006, a decrease of $0.03, or 4.3%.  The decrease in net income for the year is due primarily to a small amount of lease termination fee income recorded in 2006 compared to the large one-time lease termination fee earned in 2005, along with additional non-cash depreciation and amortization expense.  Also included in net income are gains on sale of property of $6.4 million, or $0.09 per share, for the year ended December 31, 2006, and $1.2 million, or $0.02 per share, for the year ended December 31, 2005.  A reconciliation of FFO to net income and FFO per share to earnings per share is provided at the end of this news release.

“In 2006 we continued to establish a solid foundation for our Company’s future growth,” said Robert Parks, President and Chief Executive Officer of Inland Real Estate Corporation. “We accomplished this through strategic acquisitions that included our first lifestyle center, portfolio redevelopment activities and creative joint venture activities. The benefits of these initiatives will be reflected in both 2007 and beyond.”

Portfolio Performance
Total revenues increased 3.9% to $44.7 million for the three months ended December 31, 2006, from $43.0 million for the three months ended December 31, 2005.  For the year ended December 31, 2006, total revenues decreased $2.8 million, or 1.5%, to $178.4 million, primarily due to minimal lease termination fee income this year compared to the large lease termination fee earned in the first quarter of 2005.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and 12-month periods during each year.  A total of 122 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Net operating income decreased $0.2 million or 0.9% to $28.9 million (excluding straight-line rent and lease termination fee income) on the same store portfolio for the three months ended December 31, 2006, from $29.1 million one year ago.  The quarterly decrease is primarily due to increased operating expenses not fully recovered.

Same store net operating income increased 2.2% (excluding straight-line rent and lease termination fee income) to $116.7 million for the year ended December 31, 2006, compared to $114.2 million for the year ended December 31, 2005.  This increase is primarily the result of positive leasing spreads, along with reduced operating expenses.  As of December 31, 2006, occupancy for the Company’s same store portfolio was 95.6%, 0.6% above the occupancy level of one year ago.

EBITDA increased 8.5% to $35.7 million for the three months ended December 31, 2006, compared to $32.9 million for the three months ended December 31, 2005.  For the year ended December 31, 2006, EBITDA increased 5.4% to $141.5 million from $134.3 million last year.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.
Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.6 times for the three months ended December 31, 2006.  The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

During the fourth quarter, the Company sold $180 million, 4.625% convertible senior notes due 2026 with a 15% conversion premium and no-call option for five years.  The net proceeds were used to pay down the Company’s unsecured line of credit by $120 million and to repurchase 2,776,000 shares of its common stock for approximately $50 million.

At December 31, 2006, the Company had an equity market capitalization of $1.2 billion and $1.0 billion of total debt outstanding (including debt in unconsolidated joint ventures) for a total market capitalization of $2.2 billion and a debt-to-total market capitalization of 44.7%.  Including the convertible notes, approximately 88% of this debt was fixed at a weighted average interest rate of 5.20%.  At December 31, 2006, the Company had approximately $28 million outstanding on its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
The Company reports that leasing activity remains strong throughout its portfolio.  For the three months ended December 31, 2006, the Company executed 33 new and 51 renewal leases, aggregating approximately 325,000 square feet.  The 33 new leases comprise approximately 96,000 square feet with an average rental rate of $15.55 per square foot, a 22.2% increase over the average expiring rate.  The 51 renewal leases comprise approximately 229,000 square feet with an average rental rate of $12.87 per square foot, a 10.1% increase over the average expiring rate.  For the year ended December 31, 2006, the Company executed 97 new and 205 renewal leases, aggregating approximately 1.3 million square feet.  The 97 new leases represent approximately 402,000 square feet with an average rental rate of $14.21 per square foot, an 18.9% increase over the average expiring rate.  The 205 renewal leases represent approximately 900,000 square feet with an average rental rate of $13.57 per square foot, a 15.3% increase over the average expiring rate.  The Company also signed 16 leases for 126,000 square feet of new, previously un-leased space.  As of December 31, 2006, the Company’s portfolio was 96.4% leased, compared to 96.1% leased as of December 31, 2005, and ahead of the 96.2% leased as of September 30, 2006.

Acquisitions
During the fourth quarter, the Company acquired with joint venture partner, New York State Teachers’ Retirement System (NYSTRS), Ravinia Plaza Shopping Center in Orland Park, Illinois for $18.1 million.  Ravinia Plaza Shopping Center is a 101,000 square foot retail center anchored by Borders bookstore.  In the fourth quarter, the Company also acquired for $11.3 million Apache Shoppes in Rochester, Minnesota, a 61,000 square foot retail center anchored by Linens ‘n’ Things.

For the year ended December 31, 2006, the Company acquired, directly or with its joint venture partner, eight retail centers totaling 1.2 million square feet with an aggregate purchase price of approximately $236.9 million.  Additionally, the Company acquired approximately 115 acres of land for $36.4 million through its development joint ventures.

Contributions/Dispositions
During the quarter, the Company contributed at book value Honey Creek Commons in Terre Haute, Indiana to its joint venture with Inland Real Estate Exchange Corporation (IREX) to be sold through its 1031 Exchange Tenant in Common program.

For the year ended December 31, 2006, the Company sold four retail centers totaling approximately 129,000 square feet for approximately $15.7 million.  Proceeds from these sales were used to acquire new retail centers on a tax deferred basis.  Also, the Company sold a 15 acre land parcel through one of its development joint ventures for approximately $2.8 million.

Joint Venture

During the fourth quarter, the Company substantially completed its first transaction through its joint venture with IREX.  The venture is designed to provide enhanced growth potential for the Company through the 1031 Exchange Tenant in Common business while generating fees for services provided to the program.

With the purchase of Ravinia Plaza through its joint venture with NYSTRS, the venture has acquired approximately $315 million of the $400 million acquisition goal over its first two years, despite the difficult acquisition environment for quality retail properties.

Dividends
In November and December 2006 and January 2007, the Company paid monthly cash dividends to stockholders of $0.08 per common share.  In January 2007, the Company increased its monthly dividend to $0.08167 for the dividend payable on April 17, 2007 to shareholders of record on April 2, 2007.

Guidance
The Company expects that FFO per common share (basic and diluted) for fiscal year 2007 will be in the range of $1.40 to $1.43.  The Company anticipates growth from same store net operating income to be in the range of 2% to 3%.  The Company will receive the full year benefit from reduced interest expense, and fewer common shares outstanding as a result of the shares repurchased with a portion of the proceeds, from the sale of the convertible notes in November 2006.  The Company also anticipates increased activity through its joint venture with IREX, a certain number of acquisitions though its joint venture with NYSTRS, along with limited direct acquisitions in conjunction with dispositions during the year, as well as income from its development joint ventures.

Conference Call/Webcast

The Company will host a management conference call to discuss its financial results on Tuesday, February 20, 2007 at 10:00 a.m. CST (11:00 a.m. EST).  Hosting the conference call for the Company will be Robert Parks, President and Chief Executive Officer, Mark Zalatoris, Chief Operating Officer, Brett Brown, Chief Financial Officer and Scott Carr, President of Property Management.  The conference call can be accessed by dialing 866-383-8008, or 617-597-5341 for international callers.  The conference call passcode is 15292218.  The Company recommends that participants dial in at least ten minutes prior to the scheduled start of the call.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 12:00 noon CST (1:00 p.m. EST) on February 20, and will be available until 12:00 midnight on Tuesday, February 27, 2007.  Interested parties can access the replay of the conference call by dialing 888-286-8010, or 617-801-6888 for international callers.  The replay passcode is 36232248.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 146 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three-months ended December 31, 2006, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
December 31, 2006 and 2005
(In thousands except per share data)

Assets

	December 31, 2006	December 31, 2005
Investment properties:
Land	$337,896	317,604
Construction in progress	434	821
Building and improvements	926,014	878,614

	1,264,344	1,197,039
Less accumulated depreciation	218,808	188,483

Net investment properties	1,045,536	1,008,556

Cash and cash equivalents	27,569	26,804
Investment in securities (net of an unrealized loss of $546 at December 31, 2006 and an unrealized gain of $293 December 31, 2005,	16,777	19,133
Restricted cash	4,044	4,049
Accounts and rents receivable (net of provision for doubtful accounts of $1,990 and $2,798 at December 31, 2006 and 2005, respectively)	33,668	31,742
Mortgages receivable	27,848	11,406
Investment in and advances to unconsolidated joint ventures	74,890	52,889
Deposits and other assets	3,864	2,959
Acquired above market lease intangibles (net of accumulated amortization of $2,450 and $1,856 at December 31, 2006 and 2005, respectively)	3,118	3,831
Acquired in-place lease intangibles (net of accumulated amortization of $6,534 and $4,395 at December 31, 2006 and 2005, respectively)	21,102	19,942
Leasing fees (net of accumulated amortization of $1,572 and $1,387 at December 31, 2006 and 2005, respectively)	3,378	2,795
Loan fees (net of accumulated amortization of $4,107 and $2,735 at December 31, 2006 and 2005, respectively)	7,367	4,893

Total assets	$1,269,161	1,188,999

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
December 31, 2006 and 2005
(In thousands except per share data)

Liabilities and Stockholders' Equity

	December 31, 2006	December 31, 2005
Liabilities:
Accounts payable and accrued expenses	$5,558	4,560
Acquired below market lease intangibles (net of accumulated amortization of $3,535 and $3,216 at December 31, 2006 and 2005, respectively)	4,537	7,477
Accrued interest	3,683	2,426
Accrued real estate taxes	24,425	22,946
Distributions payable	5,205	5,401
Security and other deposits	2,466	2,423
Mortgages payable	622,280	602,817
Line of credit	28,000	65,000
Convertible notes	180,000	-
Prepaid rents and unearned income	2,596	2,752
Other liabilities	10,363	12,631

Total liabilities	889,113	728,433

Commitments and contingencies

Minority interest	3,065	18,748

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at December 31, 2006 and December 31, 2005	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 65,059 and 67,502 Shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	650	675
Additional paid-in capital (net of offering costs of $58,816)	605,133	649,797
Accumulated distributions in excess of net income	(228,254)	(208,947)
Accumulated other comprehensive income (loss)	(546)	293

Total stockholders' equity	376,983	441,818

Total liabilities and stockholders' equity	$1,269,161	1,188,999

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share data)

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
Revenues:
Rental income	$32,754	31,418	129,857	126,485
Tenant recoveries	11,810	11,703	47,614	47,643
Lease termination income	7	25	330	6,289
Other property income (expense)	132	(110)	614	756

Total revenues	44,703	43,036	178,415	181,173

Expenses:
Property operating expenses	5,592	5,495	19,944	22,461
Real estate tax expense	7,966	7,345	32,198	31,336
Bad debt expense	110	453	886	1,238
Depreciation and amortization	10,501	9,584	41,520	39,672
General and administrative expenses	3,184	2,474	10,559	8,976

Total expenses	27,353	25,351	105,107	103,683

Operating income	17,350	17,685	73,308	77,490

Other income	1,773	1,113	5,071	2,467
Fee income from unconsolidated joint ventures	729	548	2,476	2,011
Gain (loss) on sale of investment properties	(7)	-	617	68
Interest expense	(11,887)	(9,326)	(44,761)	(40,306)
Minority interest	(53)	(195)	(864)	(850)
Equity in earnings of unconsolidated joint ventures	454	1,419	2,873	4,591

Income from continuing operations	8,359	11,244	38,720	45,471

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $0 and $636 for the three months ended December 31, 2006 and 2005, respectively and $6,017 and $1,117 for the twelve months ended December 31, 2006 and 2005, respectively)	81	716	6,464	1,784

Net income available to common stockholders	8,440	11,960	45,184	47,255

Other comprehensive income:
Unrealized gain (loss) on investment securities	(76)	(381)	(839)	179

Comprehensive income	$8,364	11,579	44,345	47,434

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share data)

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.13	0.17	0.57	0.67
Discontinued operations	-	0.01	0.10	0.03

Net income available to common stockholders per weighted average common share – basic and diluted	$0.13	0.18	0.67	0.70

Weighted average number of common shares outstanding – basic	65,894	67,401	67,154	67,244

Weighted average number of common shares outstanding – diluted	65,963	67,471	67,223	67,298

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Net income available to common stockholders	$8,440	11,960	45,184	47,255
Gain on sale of investment properties, net of minority interest	7	(636)	(6,399)	(1,185)
Gain on non-operating property	-	-	157	33
Equity in depreciation and amortization of unconsolidated ventures	2,760	1,449	9,398	4,261
Amortization on in-place lease intangibles	672	604	2,925	2,826
Amortization on leasing commissions	193	186	766	700
Depreciation, net of minority interest	9,492	8,565	37,132	35,621

Funds From Operations	$21,564	22,128	89,163	89,511

Net income available to common stockholders per weighted average common share – basic and diluted	$0.13	0.18	0.67	0.70

Funds From Operations, per weighted average common share, basic and diluted	$0.33	0.33	1.33	1.33

Weighted average number of common shares outstanding, basic	65,894	67,401	67,154	67,244

Weighted average number of common shares outstanding, diluted	65,963	67,471	67,223	67,298

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Income from continuing operations	$8,359	11,244	38,720	45,471
(Gain) loss on sale of investment properties	7	-	(617)	(68)
Income from discontinued operations	81	80	447	667
Interest expense	11,887	9,326	44,761	40,306
Interest expense associated with discontinued operations	-	46	43	208
Interest expense associated with unconsolidated joint ventures	2,088	1,453	6,969	4,271
Depreciation and amortization	10,501	9,584	41,520	39,672
Depreciation and amortization associated with discontinued operations	-	101	186	602
Depreciation and amortization associated with unconsolidated joint ventures	2,767	1,058	9,421	3,126

EBITDA	$35,690	32,892	141,450	134,255

Total Interest expense	$13,975	10,825	51,773	44,785

EBITDA: Interest Expense Coverage Ratio	2.6 x	3.0 x	2.7 x	3.0 x

Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Total revenues	$44,703	43,036	178,415	181,173

Net income available to common stockholders	$8,440	11,960	45,184	47,255
Gain on sale of investment properties, net of minority interest	7	(636)	(6,399)	(1,185)
Gain on non-operating property	-	-	157	33
Equity in depreciation and amortization of unconsolidated ventures	2,760	1,449	9,398	4,261
Amortization on in-place leases	672	604	2,925	2,826
Amortization on leasing commissions	193	186	766	700
Depreciation, net of minority interest	9,492	8,565	37,132	35,621
Funds From Operations	$21,564	22,128	89,163	89,511

Net income available to common stockholders per weighted average common share – basic and diluted	$0.13	0.18	0.67	0.70

Funds From Operations per weighted average common share – basic and diluted	$0.33	0.33	1.33	1.33

Distributions Declared	$15,814	16,177	64,491	64,212
Distributions Per Common Share	$0.24	0.24	0.96	0.95
Distributions / Funds From Operations Payout Ratio	73.3%	73.1%	72.3%	71.7%
Weighted Average Commons Shares Outstanding, Diluted	65,963	67,471	67,223	67,298

	As of December 31, 2006	As of December 31, 2005

Total Assets	$1,269,161	1,188,999

General and Administrative Expenses	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 30, 2006	Twelve months ended December 31, 2005

General and Administrative Expenses (G&A)	$3,184	2,474	10,559	8,976
G&A Expenses as a Percentage of Total Revenue	7.1%	5.7%	5.9%	5.0%
Annualized G&A Expenses as a Percentage of Total Assets	1.0%	0.83%	0.83%	0.75%

Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share and square footage data)

Net Operating Income	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Net Operating Income (NOI) (2)	$30,616	29,694	124,333	119,760
Same Store Net Operating Income (2)	$28,878	29,144	116,739	114,204
Same Store NOI Percentage Increase Over Prior Year Period	-0.9%		2.2%

Occupancy (3)	As of December 31, 2006	As of December 31, 2005

Leased Occupancy	96.4%	96.1%
Financial Occupancy	95.9%	94.9%
Same Store Financial Occupancy	95.6%	95.0%

Capitalization	As of December 31, 2006	As of December 31, 2005

Total Shares Outstanding	65,059	67,502
Closing Price Per Share	$18.72	14.79
Equity Market Capitalization	$1,217,904	998,355
Total Debt (4)	983,273	745,631
Total Market Capitalization	$2,201,177	1,743,986

Debt to Total Market Capitalization	44.7%	42.8%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, lease termination income, interest, depreciation, amortization, bad debt and general and administrative expenses.

(3)

Includes properties held in joint venture.

(4)

Includes pro-rata share of joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve Months ended December 31, 2006	Twelve months ended December 31, 2005

Net income available to common stockholders	$8,440	11,960	45,184	47,255
Gain on sale of investment properties	7	(636)	(6,399)	(1,185)
Gain on non-operating property	-	-	157	33
Equity in depreciation and amortization of unconsolidated ventures	2,760	1,449	9,398	4,261
Amortization on in-place lease intangibles	672	604	2,925	2,826
Amortization on leasing commissions	193	186	766	700
Depreciation, net of minority interest	9,492	8,565	37,132	35,621
Funds From Operations	$21,564	22,128	89,163	89,511
Net income available to common stockholders per common share – diluted	$0.13	0.18	0.67	0.70
Funds From Operations per common share – diluted	$0.33	0.33	1.33	1.33
Weighted average number of common shares outstanding – diluted	65,963	67,471	67,223	67,298

Additional Information
Straight-line rents	$390	587	996	571
Amortization of above and below market rents	162	163	653	948
Amortization of deferred financing fees	475	364	1,542	1,820
Stock based compensation expense	83	54	267	179

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$2,149	1,981	4,226	3,622
Non-maintenance / revenue generating cap ex
Tenant improvements	3,875	2,499	14,299	9,639
Leasing commissions	373	525	1,663	1,165

Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005

(In thousands except per share and square footage data)

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005

Income from continuing operations	$8,359	11,244	38,720	45,471
(Gain) loss from operations	7	-	(617)	(68)
Income from discontinued operations	81	80	447	667
Interest expense	11,887	9,326	44,761	40,306
Interest expense associated with discontinued operations	-	46	43	208
Interest expense associated with unconsolidated ventures	2,088	1,453	6,969	4,271
Depreciation and amortization	10,501	9,584	41,520	39,672
Depreciation and amortization associated with discontinued operations	-	101	186	602
Depreciation and amortization associated with unconsolidated ventures	2,767	1,058	9,421	3,126

EBITDA	$35,690	32,892	141,450	134,255

Total interest expense	$13,975	10,825	51,773	44,785

EBITDA: Interest Expense Coverage Ratio	2.6 x	3.0 x	2.7 x	3.0 x

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006
(In thousands except per share and square footage data)

Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at December 31, 2006:

Fixed rate debt
Mortgagee	Interest Rate at December 31, 2006	Maturity Date	Balance at December 31, 2006	Percent of Total Debt
Allstate	5.27%	11/2012	$12,500	1.51%
Allstate	5.27%	12/2012	18,000	2.17%
Allstate	5.87%	09/2009	6,000	0.72%
Allstate	4.65%	01/2010	22,500	2.71%
Allstate (a)	9.25%	12/2009	3,850	0.46%
Allstate	5.19%	08/2012	36,200	4.36%
Archon Financial	4.88%	01/2011	30,720	3.70%
Bank of America	5.01%	10/2010	6,185	0.74%
Bank of America	4.11%	06/2011	5,510	0.66%
Capmark	4.88%	11/2011	17,150	2.07%
Capmark	5.02%	08/2011	8,800	1.06%
Fifth Third Bank	4.70%	10/2010	12,380	1.49%
GEMSA	6.75%	06/2008	4,625	0.56%
John Hancock Life Insurance (a)	7.65%	01/2018	11,998	1.45%
Key Bank	7.00%	11/2008	25,000	3.01%
Key Bank	5.00%	10/2010	7,500	0.90%
LaSalle Bank N.A.	5.52%	04/2010	13,550	1.63%
LaSalle Bank N.A. (b)	4.86%	04/2007	14,326	1.73%
LaSalle Bank N.A.	4.88%	11/2011	12,500	1.51%
Metlife Insurance Company	4.71%	12/2010	20,100	2.42%
Midland Loan Serv. (a) (b)	7.79%	10/2007	13,268	1.60%
Midland Loan Serv. (a)	7.86%	01/2008	4,646	0.56%
Midland Loan Serv (a)	5.17%	04/2014	18,283	2.20%
Principal Life Insurance	5.96%	12/2008	11,000	1.32%
Principal Life Insurance	5.25%	10/2009	7,400	0.89%
Principal Life Insurance	3.99%	06/2010	32,930	3.97%
Principal Life Insurance	5.05%	01/2014	16,250	1.96%
Wachovia Securities	6.36%	10/2008	54,600	6.58%
Wells Fargo (b)	6.03%	07/2007	13,600	1.64%
Wells Fargo	6.60%	03/2009	8,000	0.96%
Wells Fargo	5.01%	04/2010	15,300	1.84%
Wells Fargo	5.14%	04/2010	11,125	1.34%
Wells Fargo	5.17%	04/2010	23,690	2.85%
Wells Fargo	4.11%	06/2011	33,220	4.00%
Wells Fargo	5.01%	10/2010	1,700	0.20%

Total/Weighted Average Fixed Rate Secured	5.38%		$554,406	66.77%

Convertible Notes	4.63%	11/2026	180,000	21.68%

Total/Weighted Average Fixed Rate	5.20%		734,406	88.45%

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006
(In thousands except per share and square footage data)

Variable rate debt
Mortgagee	Interest Rate at December 31, 2006	Maturity Date	Balance at December 31, 2006	Percent of Total Debt

LaSalle Bank N.A.	6.25%	12/2010	$7,833	0.94%
LaSalle Bank N.A.	6.75%	04/2010	2,468	0.30%
LaSalle Bank N.A.	6.75%	06/2010	2,732	0.33%
LaSalle Bank N.A.	6.75%	06/2010	2,255	0.27%
LaSalle Bank N.A.	6.75%	04/2010	2,400	0.29%
LaSalle Bank N.A. (b)	7.15%	04/2007	14,056	1.69%
LaSalle Bank N.A. (b)	7.15%	12/2007	14,898	1.79%
LaSalle Bank N.A.	6.75%	07/2010	10,654	1.28%
LaSalle Bank N.A.	4.38%	12/2014	6,200	0.75%
LaSalle Bank N.A. (b)	7.08%	04/2007	4,378	0.53%

Total/Weighted Average Variable Rate Secured	5.95%		67,874	8.17%

KeyBank	6.68%	04/2008	28,000	3.37%

Total/Weighted Average Variable Rate	6.16%		95,874	11.55%

Total/Weighted Average Debt	5.31%		$830,280	100.00%

(a)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(b)

Approximately $74,526 of the Company's mortgages payable mature during 2007.  The Company intends to replace these loans with new debt for terms of five years or longer at the market interest rate at the time the existing debt matures.

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006
(In thousands except per share and square footage data)

Top Ten Tenants (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc	17	$11,338	6.57%	1,104,302	7.82%
Dominick's Finer Foods	9	6,939	4.02%	598,984	4.24%
TJX Companies, Inc (2)	16	4,428	2.57%	512,832	3.63%
Roundy’s	6	3,764	2.18%	379,635	2.69%
K Mart	4	1,434	0.83%	372,922	2.64%
PetsMart	11	3,375	1.96%	267,138	1.89%
Kohl’s	3	2,088	1.21%	257,832	1.83%
Kroger	4	1,779	1.03%	235,687	1.67%
Wickes Furniture	5	2,165	1.26%	204,168	1.45%
Office Depot	9	2,222	1.29%	199,180	1.41%

Total		$39,532	22.92%	4,132,680	29.27%

(1)

Includes 100% of tenants in properties of unconsolidated joint ventures.

(2)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

(In thousands except per share and square footage data)

Lease Expiration Analysis

				Annualized Base Rent in Place at December 31, 2006
	Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)
ALL ANCHOR LEASES (1)

1	M-T-M	2	36,800	0.27%	$281	0.15%	$7.62
2	2007	15	273,746	2.02%	2,227	1.24%	8.13
3	2008	28	722,493	5.34%	6,554	3.64%	9.07
4	2009	25	747,506	5.53%	6,532	3.62%	8.74
5	2010	19	545,239	4.03%	4,806	2.67%	8.81
6	2011	30	964,393	7.13%	9,958	5.53%	10.33
7	2012	24	665,625	4.92%	7,831	4.35%	11.77
8	2013	17	425,510	3.15%	5,230	2.90%	12.29
9	2014	23	776,633	5.74%	9,453	5.25%	12.17
10	2015	19	504,376	3.73%	6,591	3.66%	13.07
11	2016+	82	3,993,688	29.53%	47,149	26.17%	11.81

TOTAL/WEIGHTED AVERAGE		284	9,656,009	71.39%	$106,612	59.18%	$11.04

ALL NON-ANCHOR LEASES (1)
1	M-T-M	36	119,077	0.88%	$1,563	0.87%	$13.12
2	2007	188	457,848	3.39%	7,721	4.28%	16.86
3	2008	259	692,952	5.12%	11,667	6.48%	16.84
4	2009	261	626,380	4.63%	11,460	6.36%	18.30
5	2010	224	567,231	4.19%	11,426	6.34%	20.14
6	2011	152	455,949	3.37%	8,230	4.57%	18.05
7	2012	93	261,756	1.94%	4,991	2.77%	19.07
8	2013	40	136,576	1.01%	3,221	1.79%	23.59
9	2014	39	153,930	1.14%	3,726	2.07%	24.20
10	2015	47	181,772	1.34%	4,194	2.33%	23.08
11	2016+	48	216,164	1.60%	5,338	2.96%	24.70

TOTAL/WEIGHTED AVERAGE		1,387	3,869,635	28.61%	$73,537	40.82%	$19.00

ALL LEASES
1	M-T-M	38	155,877	1.15%	$1,844	1.02%	$11.82
2	2007	203	731,594	5.41%	9,948	5.52%	13.60
3	2008	287	1,415,445	10.46%	18,221	10.12%	12.87
4	2009	286	1,373,886	10.16%	17,992	9.98%	13.10
5	2010	243	1,112,470	8.22%	16,232	9.01%	14.59
6	2011	182	1,420,342	10.50%	18,188	10.10%	12.81
7	2012	117	927,381	6.86%	12,822	7.12%	13.83
8	2013	57	562,086	4.16%	8,451	4.69%	15.04
9	2014	62	930,563	6.88%	13,179	7.32%	14.16
10	2015	66	686,148	5.07%	10,785	5.99%	15.72
11	2016+	130	4,209,852	31.13%	52,487	29.13%	12.47

TOTAL/WEIGHTED AVERAGE		1,671	13,525,644	100.00%	$180,149	100.00%	$13.32

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in place at report date are calculated as follows:  annualized current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2006	18	48,229	$668	$884	$216	32.3%
per square foot			$13.85	$18.33	$4.48

2Q2006	21	61,502	663	816	153	23.1%
per square foot			10.78	13.27	2.49

3Q2006	25	196,607	2,257	2,525	268	11.9%
per square foot			11.48	12.84	1.36

4Q2006	33	96,229	1,224	1,496	272	22.2%
per square foot			12.72	15.55	2.83

2006 Total	97	402,567	$4,812	$5,721	$909	18.9%
per square foot			$11.95	$14.21	$2.26

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2006	51	283,698	$3,007	$3,423	$416	13.8%
per square foot			$10.60	$12.07	$1.47

2Q2006	58	203,523	2,637	3,047	410	15.5%
per square foot			12.96	14.97	2.01

3Q2006	45	183,595	2,268	2,790	522	23.0%
per square foot			12.35	15.20	2.84

4Q2006	51	228,915	2,675	2,945	270	10.1%
per square foot			11.69	12.87	1.18

2006 Total	205	899,731	$10,587	$12,205	$1,618	15.3%
per square foot			$11.77	$13.57	$1.80

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006

(In thousands except per share and square footage data)

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2006	2	69,770	$-	$873
per square foot			$-	$12.51

2Q2006	9	31,807	-	496
per square foot			-	15.59

3Q2006	2	6,200	-	83
per square foot			-	13.39

4Q2006	3	18,240	-	320
per square foot			-	17.54

2006 Total	16	126,017	$-	$1,772
per square foot			$-	$14.06

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended December 31, 2006

 (In thousands except per share and square footage data)

4th Quarter 2006 Leasing Activity (1)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	32	1	33
Gross Leasable Area (Sq.Ft.)	84,507	11,722	96,229
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.56	8.25	15.55

Renewals	Non- Anchors	Anchors	Total

Number of Leases	47	4	51
Gross Leasable Area (Sq.Ft.)	103,115	125,800	228,915
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.17	8.51	12.87

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	2	1	3
Gross Leasable Area (Sq.Ft.)	6,240	12,000	18,240
Base Rent/Sq.Ft. ($/Sq.Ft.)	$13.00	19.90	17.54

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	81	6	87
Gross Leasable Area (Sq.Ft.)	193,862	149,522	343,384
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.30	9.40	13.86

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and twelve months ended December 31, 2006 and 2005, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, lease termination income, interest, depreciation, amortization, bad debt and general and administrative expenses.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and twelve months ended December 31, 2006 and 2005.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from operations.

	Three months ended December 31, 2006	Three months ended December 31, 2005	% Increase -Decreased	Twelve months ended December 31, 2006	Twelve months ended December 30, 2005	% Increase -Decreased
Rental income and tenant recoveries:
"Same store" investment properties, 122 properties, approximately 10.3 million square feet	$41,915	41,792	0.3%	166,778	165,267	0.9%
"Other investment properties” 10 properties, approximately 674,000 square feet	2,259	742		9,697	8,290

Total rental income and tenant recoveries	44,174	42,534		176,475	173,557

Property operating expenses:
"Same store" investment properties (excluding interest, depreciation, amortization and bad debt expense)	$13,037	12,648	3.1%	50,039	51,063	-2.0%
"Other investment properties" (excluding interest, depreciation, amortization and bad debt expense)	521	192		2,103	2,734

Total property operating expenses	13,558	12,840		52,142	53,797

Net operating income (rental and additional rental income less property operating expenses):
"Same store" investment properties	$28,878	29,144	-0.9%	116,739	114,204	2.2%
"Other investment properties"	1,738	550		7,594	5,556

Total property net operating income	30,616	29,694		124,333	119,760

Other income:
Straight-line income	390	587		996	571
Lease termination income	7	25		330	6,289
Other property income (expense)	132	(110)		614	756
Other income	1,773	1,113		5,071	2,467
Fee income from unconsolidated joint ventures	729	548		2,476	2,011
Gain (loss) on sale of investment properties	(7)	-		617	68

Other expenses:
Bad debt expense	(110)	(453)		(886)	(1,238)
Depreciation and amortization	(10,501)	(9,584)		(41,520)	(39,672)
General and administrative expenses	(3,184)	(2,474)		(10,559)	(8,976)
Interest expense	(11,887)	(9,326)		(44,761)	(40,306)
Minority interest	(53)	(195)		(864)	(850)
Equity in earnings of unconsolidated ventures	454	1,419		2,873	4,591
Income from continuing operations	$8,359	11,244		38,720	45,471

Inland Real Estate Corporation
Supplemental Financial Information
For the twelve months ended December 31, 2006
(In thousands except per share and square footage data)

Property Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built / Renovated

01/09/06	Big Lake Town Square	Big Lake	MN	67,835	$9,985	7.73%	100%	Coborn’s Grocery	2005
01/11/06	Honey Creek Commons	Terre Haute	IN	179,100	23,782	6.70%	100%	Kohl’s, Linens ‘n Things and TJ Maxx	2005
02/07/06	The Shoppes at Grayhawk	Omaha	NE	227,350	27,067	6.70%	99%	Lowe’s and Michaels	2001-2004
02/15/06	Algonquin Commons (1)	Algonquin	IL	560,433	154,000	6.70%	99%	Office Max, Old Navy, Ann Taylor, Pottery Barn	2004-2005
03/28/06	Pick ‘n Save	Waupaca	WI	63,780	8,125	8.70%	100%	Pick ‘n Save	2002
08/31/06	Wauconda Crossing	Wauconda	IL	90,920	13,950	8.41%	99%	Dominick's and Walgreen’s	1997
10/26/06	Ravinia Plaza (1)	Orland Park	IL	101,384	18,117	7.11%	81%	Borders and Pier 1 Imports	1990
12/14/06	Apache Shoppes	Rochester	MN	60,780	11,293	7.01%	96%	Cost Plus World Market and Linens ‘n Things	2005-2006

				1,351,582	$266,319

Property Dispositions

Date	Property	City	State	GLA Sq.Ft.	Sales Price	Gain/Loss on Sale

02/22/06	Crestwood Plaza	Crestwood	IL	20,044	$1,425	$(195)
04/27/06	Sears	Montgomery	IL	34,300	2,700	6
06/14/06	Bakers Shoes	Chicago	IL	20,000	3,250	2,323
09/12/06	Regency Point	Lockport	IL	54,841	8,300	3,883
				129,185	$15,675	$6,017

Development Property Acquisitions

Date	Property	City	State	Approx. Acres	Purchase Price

01/05/06	Kirk & Butterfield (2)	Aurora	IL	56	$8,364
03/31/06	Vacant Lot 6 (Shakopee Valley)	Shakopee	MN	2	848
06/06/06	Orchard & I-88 (3)	North Aurora	IL	31	18,000
08/30/06	Orchard & I-88 Phase II (3)	North Aurora	IL	26	9,200
				115	$36,412

Inland Real Estate Corporation
Supplemental Financial Information
For the twelve months ended December 31, 2006
(In thousands except per share and square footage data)

Development Parcel Sales

Date	Property	City	State	Approx. Acres	Purchase Price	Gain/Loss on Sale

01/13/06	Kirk & Butterfield	Aurora	IL	15	$2,789	$399

Contribution/Sale to Joint Venture with New York State Teachers’ Retirement System

Date	Property	City	State	GLA Sq.Ft.	Contributed Value

09/07/06	Greentree Center and Outlot	Caledonia	WI	169,268	$14,463

Contribution to Joint Venture with Inland Real Estate Exchange Corporation

Date	Property	City	State	GLA Sq.Ft.	Contributed Value

10/10/06	Honey Creek Commons	Terra Haute	IN	179,100	$26,416

(1)

The property was acquired through our joint venture with the New York State Teachers' Retirement System.

(2)

The land was acquired with our development venture partner, TMK Development

(3)

The land was acquired with our development venture partner, North American Real Estate.

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$2,112	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,878	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,406	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,166	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,754	50.0%	5,957	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	9,119	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	193,313	50.0%	6,894	5,100
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	4,617	3,294
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,664	50.0%	120	17,334
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,914	50.0%	131	7,236
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	94,860	50.0%	116	4,950
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	560,433	50.0%	11,752	48,381
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	159,268	50.0%	3,890	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,398	5,914

					2,839,445		$64,556	$134,264

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	5.21% Fixed	May 2012	$8,200
Allstate	5.63% Fixed	March 2011	8,510
Allstate	4.84% Fixed	December 2009	11,800
Archon	4.35% Fixed	December 2007	6,589
Capstone	5.45% Fixed	November 2014	76,079
Capstone	5.24% Fixed	December 2014	20,683
Midland Loan Servicing	4.94% Fixed	April 2012	17,500
Midland Loan Servicing	4.94% Fixed	April 2012	15,000
Principal	5.57% Fixed	October 2012	10,200
Principal	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,829
Prudential	5.35% Fixed	December 2011	16,500
Wachovia Securities	5.58% Fixed	April 2013	13,845
Wachovia Securities	5.66% Fixed	April 2013	2,711
Wachovia Securities	5.93% Fixed	April 2013	7,815
Wachovia Securities	7.56% Fixed	July 2011	34,667

Total / Weighted Average	5.63%		$268,528

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

(In thousands except per share and square footage data)

Venture with Crow Holdings

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

09/23/04	INCH III/Hastings, LLC	Hastings Marketplace	Hastings	MN	97,535	50.0%	$1,219	$4,890

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Principal Life Insurance	5.21% Fixed	October 2009	$9,780

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

06/06/06	NARE/Inland North Aurora	Under Development	North Aurora	IL	31 Acres	45.0%	$2,611	7,747
8/30/06	NARE/Inland North Aurora	Under Development	North Aurora	IL	26 Acres	45.0%	1,739	$2,892

					57 Acres		$4,350	10,639

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	7.45% Variable	June 2008	$17,214
La Salle	7.47% Variable	August 2007	6,426

Total / Weighted Average	7.46%		$23,640

Venture with Inland Real Estate Exchange

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

10/10/06	IRC/IREX	Honey Creek Crossing	Terra Haute	IN	179,000	50.0%	$2,438	$3,197

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Wells Fargo	5.33% Fixed	July 2013	$16,000

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	December 31, 2006	December 31, 2005

Balance Sheet:

Assets:
Cash	$8,187	24,492
Investment in real estate, net	477,572	264,861
Construction in progress	1,177	27
Acquired lease intangibles, net	61,972	46,114
Accounts and rents receivable	9,447	7,599
Restricted cash	5,939	4,274
Leasing commissions, net	634	392
Loan fees, net	1,697	372
Other assets	2,207	439

Total assets	$568,832	348,570

Liabilities:
Accounts payable and accrued expenses	$996	739
Acquired lease intangibles, net	9,223	8,527
Accrued interest	1,328	668
Accrued real estate taxes	11,655	9,171
Security and other deposits	448	343
Mortgage payable	317,949	158,799
Prepaid rents and unearned income	1,127	890
Other liabilities	3,098	2,606

Total liabilities	345,824	181,743

Equity:
Inland	111,223	92,250
Other partners	111,785	74,577

Total equity	223,008	166,827

Total liabilities and equity	$568,832	348,570

Unconsolidated joint ventures had mortgages payable of $317,949 and $158,799 as of December 31, 2006 and 2005, respectively.  The Company’s proportionate share of these loans was $152,990 and $79,399 as of December 31, 2006 and 2005, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and twelve months ended December 31, 2006 and 2005

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended December 31, 2006	Three months ended December 31, 2005	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
Revenues:
Rental income	$11,321	7,461	39,668	21,786
Tenant recoveries	3,977	4,189	15,595	10,513
Lease termination income	-	-	34	-

Total revenues	15,298	11,650	55,297	32,299

Expenses:
Property operating expenses	2,409	1,584	7,494	4,769
Real estate tax expense	3,195	3,136	12,257	7,993
Bad debt expense	263	-	493	19
Depreciation and amortization	5,315	2,905	18,622	8,542
General and administrative expense	19	-	98	-

Total expenses	11,201	7,625	38,964	21,323

Operating income	4,097	4,025	16,333	10,976

Other income (expense)	(4)	137	230	888
Interest expense	(3,984)	(2,116)	(13,718)	(6,253)

Income from continuing operations	$109	2,046	2,845	5,611

IRC’s pro rata share	$47	1,081	1,415	3,198

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property List

As of December 31, 2006, we owned 130 investment properties, comprised of 27 single-user retail properties, 83 Neighborhood Retail Centers and 20 Community Centers.  These investment properties are located in the states of Florida (1), Illinois (81), Indiana (6), Michigan (1), Minnesota (28), Missouri (1), Nebraska (1), Ohio (3), Tennessee (1) and Wisconsin (7).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Single-User

Ameritech Joliet, IL	4,504	05/97	1995	100%	1	None

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	1	Bally's Total Fitness

Carmax Schaumburg, IL	93,333	12/98	1998	100%	1	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	1	Carmax

Circuit City Traverse City, MI	21,337	01/99	1998	100%	1 (b)	Circuit City (b)

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	1	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	1	Cub Foods

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	1 (b)	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	1 (b)	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	1	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	1	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	1	Dominick's Finer Foods

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	1	Dominick's Finer Foods

Dominick's Hammond, IN	71,313	05/99	1999	100%	1	Food 4 Less

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	1	Dominick's Finer Foods

Dominick's West Chicago, IL	78,158	01/98	1990	100%	1	Springbrook Market

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Single-User

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	1	Eckerd Drug Store

Hollywood Video Hammond, IN	7,488	12/98	1998	100%	1	None

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	1	Home Goods

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	1	Michael's

Petsmart Gurnee, IL	25,692	04/01	1997	100%	1	Petsmart

Pik 'N Save Waupauca, WI	63,780	03/06	2002	100%	1	Roundy’s

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	1	None

Staples Freeport, IL	24,049	12/98	1998	100%	1	Staples

United Audio Center Schaumburg, IL	9,988	09/99	1998	100%	1	None

Walgreens Decatur, IL	13,500	01/95	1988	100%	1 (b)	Walgreens (b) (c)

Walgreens Jennings, MO	15,120	10/02	1996	100%	1	Walgreens (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	10,047	11/97	1985/2004	99%	3	None

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	96%	6	Cost Plus World Market
						Linens ‘N Things
Aurora Commons Aurora, IL	126,908	01/97	1988	92%	22 (b)	Jewel Food Stores

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	99%	21	Staples
						Berean Bookstore
						Petsmart
						Famous Footwear
						Factory Card Outlet
Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	4	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	100%	10	Coborn’s Super Store

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	100%	14	Linens & Things
						Barnes & Noble
						Dress Barn
Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	99%	15 (b)	Tops, Inc.

Burnsville Crossing Burnsville, MN	91,015	09/99	1989	99%	12	Schneiderman’s Furniture
						Petsmart
Butera Market Naperville, IL	67,632	03/95	1991	100%	13	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,365	09/99	1988	96%	6	Byerly's Food Store
						Erik's Bike Shop
Caton Crossing Plainfield, IL	83,792	06/03	1998	96%	17	Strack & Van Til

Cliff Lake Center Eagan, MN	73,582	09/99	1988	96%	35	None

Deer Trace Kohler, WI	149,881	07/02	2000	98%	14	Elder Beerman
						TJ Maxx
						Michael's
						Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	8	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	99%	13	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	85%	32	Schroeder's Ace Hardware

Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	100%	15 (b)	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	100%	12	Walgreens (c)

Fashion Square Skokie, IL	84,580	12/97	1984	100%	15	Cost Plus World Market
						Office Depot
Fashion Square II Skokie, IL	7,151	11/04	1984	100%	2	None

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	5	Factory Card Outlet

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	20	None

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

Golf Road Shopping Center Niles, IL	26,109	04/97	1982	99%	7 (b)	None

Goodyear Montgomery, IL	12,903	09/95	1991	100%	2	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	3	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	8	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	83%	18	Dominick's Finer Foods

Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	86%	23	None

High Point Center Madison, WI	86,004	04/98	1984	81%	20 (b)	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	1	Office Depot

Iroquois Center Naperville, IL	140,981	12/97	1983	98%	30 (b)	Sears Logistics Services
						Planet Fitness
						Big Lots
						Xilin Association
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	3	Office Max

Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	100%	11	Food 4 Less

Mankato Heights Mankato, MN	139,916	04/03	2002	99%	20	TJ Maxx
						Michael’s
						Old Navy
						Pier One
						Famous Footwear
Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	97%	4	Roundy's

Maple Plaza Downers Grove, IL	31,196	01/98	1988	95%	12 (b)	None

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	8	Tops, Inc.

Mundelein Plaza Mundelein, IL	16,803	03/96	1990	100%	5	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	77%	17	None

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

Naper West Ph II Naperville, IL	50,000	10/02	1985	73%	1	JoAnn Fabrics

Northgate Center Sheboygan, WI	73,647	04/05	2003	98%	8	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	99%	14 (b)	Food 4 Less
						Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	88%	4	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	4	None

Orland Greens Orland Park, IL	45,031	09/98	1984	91%	11	Shoe Carnival
						Dollar Tree
Orland Park Retail Orland Park, IL	8,500	02/98	1997	100%	3	None

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	67%	2	Staples
						Sam’s Wine & Spirits
Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	100%	14	Office Max
						Petsmart
Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	98%	22 (b)	Fashion Bug
						Roundy's
Park St. Claire Schaumburg, IL	11,859	12/96	1994	100%	2	None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	100%	11	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	67%	2	None

Riverplace Center Noblesville, IN	74,414	11/98	1992	100%	11	Kroger
						Fashion Bug
River Square S/C Naperville, IL	58,260	06/97	1988	94%	23 (b)	None

Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	17	Staples
						PetsMart

Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	3	Binny's

Rose Plaza East Naperville, IL	11,658	01/00	1999	88%	4	None

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

Rose Plaza West Naperville, IL	14,335	09/99	1997	100%	5	None

Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	7	TJ Maxx
						Marshall’s
Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	91%	10	Sears Hardware

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	8	Linens and Things
						Pier 1 Imports
						DSW Shoe Warehouse
Shakopee Valley Shakopee, MN	146,430	12/02	2000 / 2001	100%	14 (b)	Kohl's
						Office Max
Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	96%	14 (b)	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	100%	18 (b)	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	18%	5	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	97%	8	Bally Total Fitness
						Office Depot
Spring Hill Fashion Ctr West Dundee, IL	125,198	11/96	1985	70%	15	Pier One
						TJ Maxx
						Factory Card Outlet

St. James Crossing Westmont, IL	49,994	03/98	1990	94%	19 (b)	None

Stuart's Crossing St. Charles, IL	85,529	07/99	1999	95%	7	Jewel Food Stores

Terramere Plaza Arlington Heights, IL	40,965	12/97	1980	77%	18	None

Townes Crossing Oswego, IL	105,989	08/02	1988	98%	22	Jewel Food Stores

Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	11	Marshall's
						Factory Card Outlet
University Crossing Mishawaka, IN	136,430	10/03	2003	92%	20	Marshall's
						Babies R Us
						Petco
						Dollar Tree Stores
						Pier 1 Imports

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	90%	22	V. Richards Market
						Guitar Center
						Pedro’s Mexican Restaurant
Wauconda Crossing Wauconda, IL	90,290	09/06	1997	99%	4	Dominicks
						Walgreens
Wauconda Shopping Ctr Wauconda, IL	31,037	05/98	1988	34%	2	None

West River Crossing Joliet, IL	32,452	08/99	1999	96%	16	None

Western & Howard Chicago, IL	11,974	04/98	1985	83%	2	None

Wilson Plaza Batavia, IL	11,160	12/97	1986	88%	7	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	92%	15 (b)	Frattalone

Wisner/Milwaukee Plaza Chicago, IL	14,677	02/98	1994	55%	4	None

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	93%	15	Jewel Food Stores
						U.S. Postal Service
Community Centers

Bergen Plaza Oakdale, MN	272,233	04/98	1978	96%	34 (b)	K-Mart
						Roundy’s
						Petco
Chestnut Court Darien, IL	170,027	03/98	1987	100%	22	Office Depot
						Powerhouse Gym
						Just Ducky
						Factory Card Outlot
						Stein Mart
Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	100%	16	Best Buy
						K-Mart
						Bed, Bath & Beyond
						The Sports Authority
						Cost Plus
						Borders Books
						Office Depot

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Community Centers

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	99%	25	Wickes Furniture
						Jewel Food Stores
						Office Depot
						REI
						Petsmart
						Jo-Ann Fabrics
						Books-A-Million
						Women’s Workout World
Joliet Commons Joliet, IL	158,922	10/98	1995	100%	16	Cinemark
						Petsmart
						Barnes & Noble
						Old Navy
						MC Sports
						La-Z Boy Showcase Shop
						Old Country Buffet
Lake Park Plaza Michigan City, IN	229,639	02/98	1990	95%	15 (b)	Wal-Mart
						Valuland (b)
						Jo Ann Fabrics
						Factory Card Outlet
Lansing Square Lansing, IL	233,508	12/96	1991	89%	15 (b)	Sam's Club
						Office Max
Maple Park Place Bolingbrook, IL	227,795	01/97	1992/2004	100%	28	Powerhouse Gym
						Office Depot
						Jo Ann Fabrics
						Sportmart
						Best Buy
Naper West Naperville, IL	164,812	12/97	1985	90%	29 (b)	TJ Maxx
						Barrett’s Home Theater Store
Park Center Plaza Tinley Park, IL	194,599	12/98	1988	97%	31 (b)	Central Grocers
						Bally's Total Fitness
						The Furniture Box
						Bud’s Sport Place
						Chuck E. Cheese
						Old Country Buffet
Pine Tree Plaza Janesville, WI	187,413	10/99	1998	100%	23	Gander Mountain
						TJ Maxx
						Staples
						Michaels Stores
						Old Navy LLC
						Petco
						Famous Footwear

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Community Centers

Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	17	Home Depot
						Roundy’s
						Petsmart
						Office Max
						Old Navy
						Party City
Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	17	Roundy's
						Wickes Furniture
						Office Max
						Petco
						Party City
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	94%	40 (b)	Best Buy
						Kerasotes Theaters
						Office Depot
						TJ Maxx
						Petsmart
						Michaels Stores
						Harlem Furniture
						Ulta Salon
						Old Country Buffet
Shoppes at Grayhawk Omaha, NE	227,350	02/06	2001/2004	100%	26 (b)	Lowe’s
						Michael’s
Shops at Orchard Place Skokie, IL	165,141	12/02	2000	96%	18	Best Buy
						DSW Shoe Warehouse
						Ulta Salon
						Pier 1 Imports
						Petco
						Walter E. Smithe
						Factory Card Outlet
Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	5	K-Mart
						Kroger
Village Ten Coon Rapids, MN	211,568	08/03	2002	98%	12 (b)	Lifetime Fitness
						Cub Foods
						Dollar Tree Stores
Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	99%	9	Kohl's
						Jo Ann Fabrics
						Barnes & Noble
						Joseph A. Banks Clothiers
Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	93%	33 (b)	Dominick's Finer Foods
						Jewish Community Center
Total/Weighted Average	14,120,435			96%

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

As of December 31, 2006, we owned 16 investment properties through our joint ventures, comprised of 8 Neighborhood Retail Centers and 8 Community Centers.  These investment properties are located in the states of Illinois (12), Indiana (1), Minnesota (2) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Neighborhood Retail Centers

Cobblers Crossing Elgin, IL	102,643	05/97	1993	99%	16	Jewel Food Stores

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	10	MGM Liquor Warehouse
						Cub Foods
Hastings Marketplace Hastings, MN	97,535	02/04	2002	100%	14(b)	Cub Foods

Mapleview Grayslake, IL	114,914	03/05	2000	92%	16	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	6	Jewel Food Store
						Marshall’s Dept. Store
Ravinia Plaza Orland Park, IL	101,384	11/06	1990	81%	12	Borders
						Pier 1 Imports
Regal Showplace Crystal Lake, IL	88,400	03/05	1998	100%	5	Regal Cinemas

Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	100%	22 (b)	Jewel Food Stores

Community Centers

Algonquin Commons
Algonquin, IL	562,218	03/06	2004/2005	96%	80 (b)	Circuit City
						PetsMart
						Office Max
						Wickes
						Barrett’s Home Theater
						Border's
						Forth & Towne
						Pottery Barn
						Old Navy
						DSW Warehouse
						Dick's Sporting Goods
						Trader Joe's
						My Child's Room
Chatham Ridge Chicago, IL	175,754	02/00	1999	100%	28 (b)	Cub Foods (b)
						Marshall’s Dept. Store
						Bally Total Fitness
Greentree Center & Outlot Caledonia, WI	169,268	02/05	1990/1993	99%	11	Pic n Save
						K-Mart

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2006

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)

Community Centers

Honey Creek Crossing Terre Haute, IN	179,100	01/06	2005	100%	12	Kohl’s
						Linens ‘N Things
						TJ Maxx
Orland Park Place Orland Park, IL	599,664	04/05	1980/1999	91%	26	K & G Superstore
						Old Navy
						Cost Plus World Market
						Stein Mart
						Tiger Direct
						Barnes & Noble
						Wickes Furniture
						DSW Shoe Warehouse
						Bed, Bath & Beyond
						Sports Authority
						Binny’s Beverage Depot
						Office Depot
						Dick’s Sporting Goods
						Marshall's
Randall Square Geneva, IL	216,485	05/99	1999	99%	27	Marshall’s Dept. Store
						Bed, Bath & Beyond
						Old Navy
						Factory Card Outlet
						Shoe Carnival
						Petsmart
						Michaels Stores
Thatcher Woods River Grove, IL	193,313	04/02	1969/1999	98%	21	Walgreens
						A.J. Wright
						Olson’s Ace Hardware
						Hanging Garden Banquet
						Binny’s Beverage Depot
						Dominick’s
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973 1975 1997	99%	16 (b)	Toys R Us
						Tower Records
						Luna Carpets
						Comp USA
						Cost Plus World Market
						Party City
						Discovery Clothing
						Harlem Furniture

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of each lease, the tenant has a right to terminate prior to the lease expiration date.